Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Erwin W. Vahlsing, Jr., the Chief Financing Officer of 4M Carbon Fiber Corp., a Delaware corporation (the “Company”), hereby certify, that, to my knowledge:

1. The Annual Report on Form 10-K for the period ended December 31, 2017 (the “Report”) of the Company fully complies with the requirements of Section 13(a)/15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Erwin W. Vahlsing, Jr.
Erwin W. Vahlsing, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 4, 2018